EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
               (in thousands, except share and per share amounts)

                                                                               THREE MONTHS
                                                                                  ENDED
                                                                             December 31, 2000
                                                                             ------------------
COMPUTATION OF BASIC EARNINGS PER SHARE:

Weighted average shares outstanding ....................................              5,950,000
Weighted average shares and common stock equivalents ...................              5,950,000
                                                                             ==================
Net income .............................................................     $               15
                                                                             ==================
Basic earnings per share ...............................................     $             0.00
                                                                             ==================
COMPUTATION OF DILUTED EARNINGS PER SHARE:

Weighted average shares outstanding ....................................              5,950,000
Dilutive impact of stock options, and warrants, as determined by the
  application of the treasury stock method * ...........................                      0
                                                                             ------------------
Weighted average shares and common stock equivalents ...................              5,950,000
                                                                             ==================
Net income .............................................................     $               15
                                                                             ==================
Diluted earnings per share .............................................     $             0.00

* The effect of the stock options and warrants are anti-dilutive.
================================================================================